CERTIFICATE OF RESTATED
                             -----------------------
                          ARTICLES OF INCORPORATION OF
                          ----------------------------
                               POLAR CAMPERS, INC.
                               -------------------


Allan T. Quello, being thereunto duly authorized by the shareholders of all of the issued and outstanding capital Stock of Polar Campers, Inc., does hereby certify that he is the President and Secretary of Polar Campers, Inc., a corporation organized and existing under the laws of the State of Minnesota; That at a special meeting of the shareholders of said corporation, duly called for that purpose and held on the 2nd day of August, 1991, at the hour of 1:30 P.M. at Room 100, Fidelity Bank Building, at 7600 Parklawn Ave., Edina, Minn. 55435, at which there were present in person or by proxy, a majority of the stockholders of the common stock issued and outstanding; that at said meeting, the following resolution was unanimously adopted by all of the common shareholders, to wit;

RESOLVED, that the Articles of Incorporation of Polar Campers, Inc., be amended or restated, and that authority given to the director to change the name of the company,

AND BE IT FURTHER RESOLVED, that the officer or officers of this corporation are directed to execute and file with the Secretary of State of the State of Minnesota, such restated or amended Articles on behalf of this corporation.

                                   ARTICLE I.

The name of this corporation shall be Access Plus, Inc.

                                   ARTICLE II.

The duration of this corporation shall be perpetual.

                                  ARTICLE III.

The purpose or purposes for which this  corporation is organized are as follows:
To engage in the business of resale of long distance telephone services and other related services locally, nationally and world wide, both for residential and commercial use; to provide outbound 8C) service, travel cards, conference calls, voice messaging, T-l service, and to operate a service bureau for billing systems; to engage in general business purposes, and to do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinbefore set forth, and to do all other things incidental thereto and connected therewith, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the laws thereof; and in the case of any state, territory, district or possession of the United States, or any foreign country, in which one or more of such purposes are forbidden by law, to limit, in any certificate for application to do business, the purpose or purposes to carry on therein to such as are not forbidden by the laws thereof.

                                  ARTICLE IV.

This corporation shall have all powers granted to private corporations organized for profit by said Minnesota Business Corporation Act and in furtherance, and not in limitation, of the powers conferred by the laws of the State of Minnesota upon corporations organized for the foregoing purposes, the corporation shall have the power;

         (1) To acquire, hold, mortgage, pledge or dispose of the sharec, bonds, securities or other evidences of indebtness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares, to exercise all privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, hit by resolution of the Board of Directors, shall b~ appointed to vote such shares.

         (2) To purchase or otherwise acquire on such terms and such manner as the by-laws of this corporation may from time to time provide, and to own and hold shares of the capital stock of this corporation, and to re-issue the same from time to time.

         (3) When and as authorized by vote of the holders of not less than a majority of the shares e:.titled to vote, at shareholders meetings called for that purpose, or when authorized upon the written consent, of the holders of a majority of such shares, to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets including its good will, upon such terms and for such consideration, which may be money, or other instruments for the payment of money or other property, as the Board of Directors deems exoedient or advisable.

         (4) To acquire hold, lease, encumber, convey or otherwise dispose of, either alone or in conjunction with others, real and personal property by will or gift.

         (5) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation, and, insofar as it is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

                                   ARTICLE V.

The agreement for consolidation or merger with one or more foreign or dcmestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

                                   ARTICLE VI.

The location and post office address of the registered office of this corporation in the State of Minnesota is: 401 16th Ave. N.W. Rochester, Minnesota, 55901

                                  ARTICLE VII.

The aggregate number of shares which this corporation shall have authority to issue is. 10,000,000 shares with a par value of $.0l per share, having an aggregate par value of $100,000.00 which shall be known as "common stock".

         (a) The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash or in property or in shares of the capital stock of the corporation.

         (b) The common stock may be allotted as and when the Board of directors shall determine, and under and pursuant to the laws of the State of Minnesota, and the Board :of Directors shall have the power to fix or alter from time to time, in respect to shares then unallotted, any or all of the following; the dividend rate; the redemption price; the liquidation price; the conversion rights; and the sinking or purchase fund rights of shares of any class or of any series of any class. The Board of directors shall also have the power to fix the terms, provisions and conditions of options, to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.

         (c) No holder of stock of the corporation shall be entitled to any cumulative voting rights.

         (d) No holder of stock of the corporation shall have any preferential, pre-emptive or other right of subscription to any shares of any class of stock of the corporation allotted or sold, or be be allotted or sold, and now or hereafter authorized, or to any obligations convertible into stock of the corporation of any class, no any right of subscription to any part thereof.

         (e) The transfer of stock may be restricted by an agreement signed by the holders of a majority of the shares entitled to vote. Said agreement will be retained as part of the corporate records.

                                  ARTICLE VIII.

The amount of stated capital of this corporation at the time of the adoption of the re--stated Articles is $110,494.00

                                   ARTICLE IX.

Meetings of shareholders, whether annual or special, shall be held at the registered office of the corporation at such time and date as may be fixed by the By--Laws, or at any other place or consented to in writing by all of the shareholders entitled to vote thereat.

                                   ARTICLE X.

         Section 1. The business of this cornoration shall be managed by a Board of Directors, who shall be elected at the annual meeting of the shareholders, provided, however, the vacancies in the Board of Directors may be filled by the remaining directors, and each person so elected shall be a director until his successor is elected at an annual meeting of the shareholders or at a special meeting duly called therefore. Until otherwise fixed by the by-laws, the Board of Directors shall consist of three (3) to nine (9) members; a director need not be a shareholder.

         Section 2. The Board of Directors shall have the authority to make and alter By--Laws, subject to the power of the shareholders to change or repeal such By-Laws, provided, however, that the Board shall not make or alter any By--law fixing the number, qualification or term of office of the directors.

         Section 3. (1). No person shall be liable to the corporation for any loss or damage suffered by it on account of any dction taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person (i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe or upon a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

         (2). The corporation shall indemnify any and all persons who may serve at any time as directors or officers, who, at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or any own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns', against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the corporation, or if such other corporation, except in relating to matters as to which any director or officer or former director or officer or person shall be adjudged in any action, suit or proceedin; to be liable for his own negligence or misconduct in the performance of duty. Such indemnification shall be in addition to any other right to which those indemnified may he entitles under any law, by--laws, agreement, vote of stockholders or otherwise.

         Section 4. The name and post office addresses of the persons who are directors of this corporation at the time of the adopting of the re-stated Articles are:

Bruce W. Nihart            6625 5th Ave. So. Richfield, Minn. 55423

Roger E. Olson             P.O. Box 7, Glenville, Minn. 56036

Howard A. Scott            411 1st Ave., Albert Lea, Minn. 56007

Armand Evans               2076 Copeland Rd., Maple Plain, Minn. 55359.


                                   ARTICLE XI.

Any provision contained in these Restated Articles of Incorporation may be amended soley by the affirmative vote of the holders of a majority of the stockholders entitled to vote.

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of September, 1991.


By: Allan T. Quello
-------------------
STATE OF MINNESOTA   )
                     )ss.
COUNTY OF HENNEPIN   )


On this 3rd day of September, 1991, personally appeared before me, a notary public, Allan T. Quello, to me personally known, who, being by me duly sworn, did say that he is the President of Polar Campers, Inc., the corporation named in the foregoing Certificate of Restated Articles, and that he acknowledged that he signed said instrument on behalf of the corporation by authority of its Board of Directors, and that said Allan T. Quello acknowledged said instrument to be the free act and deed of said corporation.


Denise L. Powell                        [Notary Seal]
----------------
Notary Public

File in the Office of the Minnesota
Secretary of State January 25, 1992


                     AMENDMENT OF ARTICLES OF INCORPORATION


Corporate Name:  Access Plus, Inc.

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:

                                                           January 25, 1992

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article (s), indicating which article (s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead retype the amendment on a separate sheet or sheets using this format.)

Article I. The name of the corporation shall be Environmental Protection Corporation.

Article II. The purpose or purposes for which this corporation will be re-organized shall be to engage in general business purposes, and to do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinbefore set forth, and to do all other things incidental thereto and therewith connected, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

Article III. The location and post office address of the registered office of this corporation in the State of Minnesota is: 12300 Orchard Rd., Minnetonka, Minnesota, 55305.

This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.

I certify that I am authorized to execute this amendment and further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                                         Allan T. Quello
                                                         ---------------

Filed in the Office of the Minnesota
Secretary of State December 29, 1998


                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                      ENVIRONMENTAL PROTECTION CORPORATION


We the undersigned, William C. Nichols President and Chief Executive Officer and Paula Nichols Secretary of Environmental Protection Corporation, a corporation duly organized and existing under and by virtue of the laws of Minnesota, do hereby certify that at an Annual Meeting of shareholders of said corporation duly called and held on December 18, 1998 at 4:00 p. m. on said day, that the following Resolutions were duly adopted by a majority of said shareholders.

RESOLVED THAT Article VII of the Articles of Incorporation be amended by deleting it in its entirety and substituting the following:

                                   ARTICLE VII

1. AUTHORIZED CAPITAL. The total capitalization of this Company shall be 100,000,000 shares of the par value of $0.001 per share, all of which shall be of one class of common stock.

RESOLVED that Article VIII of the Articles of Incorporation be amended by adding a new Section 8.

         Section 8. If the Minnesota Statutes are hereinafter amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by Minnesota Statutes.

         Such indemnification shall be in addition to any other rights which those indemnified may have under any law, agreement or resolution of the Board of Directors or stockholders of the Corporation. The Corporation shall purchase and maintain insurance on behalf of any such directors, officers, employees or agents, to the extent that it shall have power to do so by statute.

RESOLVED that the Articles of Incorporation be amended by adopting a new Article XII.

                                   ARTICLE XII

         1. The provisions relating to the Control Share Voting provisions of the Minnesota Business Corporation Act, as amended, and any successor provisions shall not apply to the Corporation

         2. The provisions relating to the Business Combination Act, as amended, and any successors provisions shall not apply to the Corporation.

These amended Articles of Incorporation have been approved pursuant to Chapter 302A Minnesota Statutes. The undersigned certify that they are authorized to execute these amended Articles of Incorporation and further certify that they understand that by signing these Amended Articles of Incorporation, they are subject to the penalties of perjury as set forth in Section 609.48,as if they had signed these Articles under oath.


Dated: December 18, 1998                    /s/ William C. Nichols
                                            ----------------------
                                                William C. Nichols


                                            /s/ Paula Nichols
                                            ----------------------
                                                Paula Nichols